UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )

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Veoneer, Inc.
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SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 16, 2021

These additional definitive materials are being filed to update and supplement the proxy statement (the “proxy statement”) filed by Veoneer, Inc. (“Veoneer”) with the Securities and Exchange Commission (the “SEC”) as a definitive proxy statement on Schedule 14A, File No. 001-38471, on November 15, 2021 and mailed by Veoneer to its stockholders (the “Veoneer Stockholders”) commencing on November 15, 2021. The information contained on this Schedule 14A is incorporated by reference into the proxy statement. Terms used in these additional definitive materials, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement.

The supplemental information contained in these additional definitive materials should be read in conjunction with the proxy statement, which should be read in its entirety. To the extent that information in these additional definitive materials differs from or updates information contained in the proxy statement, the information in these additional definitive materials shall supersede or supplement the information in the proxy statement. The information contained in this supplement speaks only as of December 3, 2021, unless the information specifically indicates that another date applies.

If you have not already submitted a proxy for use at the Veoneer special meeting since the distribution of the proxy statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Veoneer Stockholders may have previously received or delivered following the distribution of the proxy statement. No action is required by any Veoneer Stockholder who has previously delivered a proxy or voting instructions following the distribution of the proxy statement and who does not wish to revoke or change that proxy or voting instructions.

 As of December 3, 2021, three (3) complaints were filed in the United States District Court for the Southern District of New York, one (1) complaint was filed in the United States District Court for the Eastern District of New York, one (1) complaint was filed in the United States District Court for the Eastern District of Pennsylvania , one (1) complaint was filed in the United States District Court of the Central District of California and one (1) complaint was filed in the United States District Court of the District of Delaware against Veoneer and its directors: Stein v. Veoneer, Inc. et al., Case No. 1:21-cv-08869 (S.D.N.Y.) (the “Stein Action”); Whitfield v. Veoneer, Inc. et al., Case No. 1:21-cv-09177 (S.D.N.Y.) (the “Whitfield Action”); Anderson v. Veoneer, Inc. et al., Case No. 1:21-cv-09190 (S.D.N.Y.) (the “Anderson Action”); Amodwala v. Veoneer, Inc. et al., Case No. 1:21-cv-06240 (E.D.N.Y.) (the “Amodwala Action”); Justice v. Veoneer, Inc. et al., No. 2:21-cv-05193 (E.D. Pa.) (the “Justice Action”); Sabatini v. Veoneer, Inc. et al,, Case No. 2:21-cv-09292 (C.D. Cal.) (the “Sabatini Action”); and Plumley v. Veoneer, Inc. et al., Case No. 1:21-cv-01708-UNA (D. Del.) (the “Plumley Action” and together with the Stein Action, the Whitfield Action, the Anderson Action, the Amodwala Action, the Justice Action and the Sabatini Action, the “Actions”). The complaints each allege that the proxy statement issued in connection with the proposed Merger omitted material information which rendered the proxy statement incomplete and misleading. Specifically, the complaints allege that the proxy statement failed to disclose material information regarding Veoneer’s financial projections, Rothschild’s and Morgan Stanley’s financial analyses, and additional information regarding prior work Morgan Stanley performed for Veoneer and QUALCOMM, Incorporated (“Qualcomm”). Veoneer believes the Actions are without merit.

While Veoneer believes that the disclosures set forth in the proxy statement comply fully with applicable law, to moot plaintiffs’ disclosure claims and to avoid nuisance, potential expense and delay, Veoneer has determined to voluntarily supplement the proxy statement with the below disclosures.

Nothing in the below supplemental disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein or in the proxy statement. To the contrary, Veoneer denies all allegations in the Actions that any additional disclosure was or is required.

Opinions of Veoneer’s Financial Advisors

Morgan Stanley & Co. LLC

Public Trading Comparables Analysis

The first and second paragraph under the subsection entitled “The Merger Agreement—Opinions of Veoneer’s Financial Advisors—Morgan Stanley & Co. LLC—Public Trading Comparables Analysis” on page 60 of the proxy statement are amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text and inserting the table shown below:

~~For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value to sales and adjusted EBITDA,~~ Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Veoneer with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (the “Comparable Companies”). These companies were the following:

•	Diversified Auto Suppliers with Electronics Exposure: Aptiv, Continental, Denso Corporation, HELLA GmbH & Co., Magna International, Valeo;

•	Automotive Focused Technology / Electronics Players: Garmin, Gentex Corporation, Softing, TomTom, Visteon Corporation;

•	Applied Technology Software Leaders: Autodesk, Cadence Design Systems, Dassault Systèmes, Hexagon, PTC, Synopsys; and

•
Chip / Semiconductor Players: Allegro MicroSystems, Ambarella, ~~Cree,~~ Infineon Technologies, Intel Corporation, Melexis, NVIDIA, Renesas Electronics, Sensata Technologies, Silicon Laboratories, STMicroelectronics, Wolfspeed (f/k/a Cree).

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value to sales and adjusted EBITDA, which, for purposes of this analysis, (i) for Veoneer, was provided to Morgan Stanley, and approved for Morgan Stanley’s use, by Veoneer’s management for calendar years 2021 and 2022 with respect to sales and 2024 with respect to adjusted EBITDA as part of the Company Projections; and (ii) for each of the Comparable Companies, was based on publicly available consensus equity analyst research estimates for comparison purposes. For purposes of its analyses, Morgan Stanley defined (i) “aggregate value” as a company’s fully diluted equity value plus debt including financial leases, plus tax-effected pension liabilities, plus preferred equity, plus investments in associates, less unconsolidated assets and cash and cash equivalents, as applicable, and (ii) “adjusted EBITDA” as EBITDA adjusted by Morgan Stanley based on its professional judgment and experience.  Based on its analysis of the ratios of aggregate value to sales and adjusted EBITDA ~~relevant metrics~~ for each of the Comparable Companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of aggregate value to sales and adjusted EBITDA multiples and applied these ranges of multiples to the estimated relevant metric for Veoneer. For purposes of this analysis, Morgan Stanley utilized publicly available financial information, available as of October 1, 2021 (the last full trading day prior to the meeting of the Board to approve and adopt the Merger Agreement, declare the advisability of the Merger Agreement and approve the transactions contemplated thereby, including the Merger).  The ratios of aggregate value to sales and adjusted EBITDA for each of the Comparable Companies used by Morgan Stanley for this analysis were the following:

	AV / Sales		AV / EBITDA
Company	2021E	2022E	2021E	2022E
Diversified Auto Suppliers with Electronics Exposure
Aptiv	2.6x	2.3x	17.3x	14.4x
Continental	0.8x	0.7x	6.2x	5.0x
Denso Corporation	1.1x	1.0x	8.0x	6.5x
HELLA GmbH & Co.	1.1x	1.0x	9.6x	7.3x
Magna International	0.6x	0.6x	5.8x	4.9x
Valeo	0.6x	0.5x	4.6x	3.9x
Automotive Focused Technology / Electronics Players
Garmin	5.6x	5.2x	20.9x	19.1x
Gentex Corporation	4.1x	3.6x	12.7x	11.0x
Softing	0.7x	0.6x	6.7x	4.3x
TomTom	1.1x	1.0x	NM1	39.8x
Visteon Corporation	1.1x	0.9x	12.9x	8.9x
Applied Technology Software Leaders
Autodesk	14.7x	12.4x	44.0x	32.1x
Cadence Design Systems	14.5x	13.4x	36.3x	32.3x
Dassault Systèmes	12.7x	11.6x	34.1x	31.9x
Hexagon	8.0x	7.4x	21.5x	19.6x
PTC	8.4x	7.8x	30.4x	22.1x
Synopsys	10.8x	9.9x	32.1x	28.5x
Chip / Semiconductor Players
Allegro MicroSystems	8.0x	7.1x	28.9x	23.9x
Ambarella	16.6x	13.7x	NM1	57.5x
Infineon Technologies	4.3x	3.9x	15.5x	13.1x
Intel Corporation	3.1x	3.1x	7.0x	6.8x
Melexis	5.7x	5.2x	19.4x	17.2x
NVIDIA	20.4x	17.8x	50.3x	43.3x
Renesas Electronics	3.6x	3.2x	11.3x	10.2x
Sensata Technologies	2.9x	2.7x	12.1x	10.6x
Silicon Laboratories	7.0x	6.9x	61.6x	59.6x
STMicroelectronics	3.1x	2.9x	12.1x	10.6x
Wolfspeed (f/k/a Cree)	15.3x	11.0x	NM1	NM1

(1) Resulting ratio not meaningful due to low or negative EBITDA.

Other Information

Equity Research Analysts’ Future Price Targets

The two paragraphs under the subsection entitled “The Merger Agreement—Opinions of Veoneer’s Financial Advisors—Morgan Stanley & Co. LLC— Other Information—Equity Research Analysts’ Future Price Targets” on page 63 of the proxy statement are amended and restated as follows:

Morgan Stanley noted certain future public market trading price targets for Veoneer Common Stock prepared and published by equity research analysts prior to July 22, 2021 (the last full unaffected trading day prior to the announcement of the Magna Merger Agreement). These targets reflected each analyst’s estimate of the future public market trading price of Veoneer Common Stock. The range of undiscounted analyst price targets for the Veoneer Common Stock was $17 to $38 per share as of various dates ranging from April 28, 2021 to July 15, 2021.  The following is a list of each future public market trading price target noted by Morgan Stanley, including the institution of the equity research analyst publishing the public market trading price target and the date of the latest update of the public market trading price target as of July 21, 2021:

Institution	Price Target ($)	Date of Update
Pareto Securities	38(1)	28-Apr-21
DNB Markets	34(1)	29-Apr-21
SEB	34(1)	28-Apr-21
Handelsbanken	35	29-Apr-21
Nordea	32(1)	29-Apr-21
Mizuho	32	28-Apr-21
Carnegie	30(1)	29-Apr-21
Jefferies	25	29-Apr-21
Barclays	25	28-Apr-21
Deutsche Bank	25	15-Jul-21
JP Morgan	24	28-Apr-21
Cowen & Co	23	28-Apr-21
Wolfe Research LLC	22	29-Apr-21
Morgan Stanley	20	13-May-21
Kepler Cheuvreux	19	29-Apr-21
RBC	19	28-Apr-21
Credit Suisse	17	15-Jul-21

(1) Price target has been converted from SEK to USD

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Veoneer Common Stock, and these estimates are subject to uncertainties, including the future financial performance of Veoneer and future financial market conditions.

Rothschild & Co US Inc.

Summary of Rothschild & Co’s Financial Analyses

Selected Public Company Analysis

The first paragraph on page 68 of the proxy statement under the subsection entitled “The Merger Agreement—Opinions of Veoneer’s Financial Advisors— Rothschild & Co US Inc.— Summary of Rothschild & Co’s Financial Analyses— Selected Public Company Analysis” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Rothschild & Co performed a selected public companies analysis in order to derive an implied per share equity value reference range for Veoneer from the market value and trading multiples of other publicly traded companies and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Rothschild & Co selected the publicly traded companies that Rothschild & Co deemed most relevant to consider in relation to Veoneer, based on its professional judgment and experience, because they are public companies that operate as automotive technology suppliers or diversified automotive suppliers with exposure to electronics/electrical (“E/E”) systems and that have business models, financial performance or other characteristics that for purposes of this analysis Rothschild & Co considered similar to the operations of one or more of the business lines of Veoneer. However, because of inherent differences in businesses, operations and prospects, none of the publicly traded companies listed below are directly comparable to Veoneer. The publicly traded companies selected by Rothschild & Co for purposes of this analysis included the following companies, which Rothschild & Co refers to, collectively, as the selected public companies:

Automotive Technology Suppliers:
•	Aptiv PLC
•	Garmin Ltd.
•	Sensata Technologies Holding PLC
•	Gentex Corporation
•	TomTom NV
•	Softing AG

Diversified Automotive Suppliers with E/E Exposure:
•	Denso Corporation
•	Continental AG
•	Magna International Inc.
•	Valeo
•	Hella KGaA Hueck & Co.
•	Visteon Corporation

For purposes of its analysis of the selected public companies, Rothschild & Co (i) reviewed, among other things, for each of the selected public companies, the per share stock price of such selected public companies as of October 1, 2021, public filings made by such selected public companies for certain historical financial information and data for such selected public companies that Rothschild & Co obtained from broker research and, where applicable, adjusted to account for certain events such as acquisitions and divestitures, (ii) calculated the EV of each of the selected public companies as a multiple of the estimated sales for calendarized years ending December 31, 2021, and December 31, 2022, which multiple Rothschild & Co refers to as “EV/Sales,~~.~~” and (iii) calculated the EV of each of the selected companies as a multiple of the estimated EBITDA for calendarized years ending December 31, 2021, and December 31, 2022, which multiple Rothschild & Co refers to as “EV/EBITDA”.

EV was calculated as fully diluted market value based on per share stock prices plus, with respect to each of the selected public companies, such company’s most recently disclosed net debt and other adjustments or with respect to Veoneer, net ~~debt~~ cash of $509 million as of June 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Veoneer.  “EBITDA” of a company for any given period means the earnings before interest, taxes, depreciation and amortization of such company during such period.

The results of Rothschild & Co’s review of the EV/Sales and EV/EBITDA multiples are summarized in the chart below:

	EV/Sales		EV/EBITDA
	2021E	2022E	2021E	2022E
Automotive Technology Suppliers
Aptiv PLC	2.66x	2.36x	17.9x	14.9x
Garmin Ltd.	5.70x	5.34x	21.0x	19.2x
Sensata Technologies Holding PLC	3.00x	2.77x	12.3x	11.0x
Gentex Corporation	4.08x	3.61x	12.6x	11.0x
TomTom NV	1.21x	1.16x	136.3x	51.0x
Softing AG	0.80x	0.69x	14.2x	7.6x
Diversified Automotive Suppliers with E/E Exposure
Denso Corporation	1.07x	0.98x	8.1x	6.5x
Continental AG	0.88x	0.83x	6.8x	5.7x
Magna International Inc.	0.54x	0.48x	5.0x	4.2x
Valeo	0.60x	0.54x	6.4x	5.5x
Hella KGaA Hueck & Co.	1.02x	0.95x	8.7x	7.8x
Visteon Corporation	1.07x	0.89x	13.3x	8.9x
Overall Mean	1.89x	1.72x	21.9x	12.8x
Overall Median	1.07x	0.97x	12.5x	8.3x
1st Quartile	2.93x	2.69x	18.4x	15.7x
3rd Quartile	0.98x	0.88x	8.6x	7.3x
Veoneer (Management Projections) at $34.55	2.01x	1.68x	(17.9x)	(57.8x)
Veoneer (Broker Consensus) at $34.55	2.11x	1.73x	(17.6x)	(58.8x)
Veoneer (Management Projections) at $37.00 (Merger Consideration)	2.23x	1.87x	(19.9x)	(64.3x)
Veoneer (Broker Consensus) at $37.00 (Merger Consideration)	2.34x	1.92x	(19.5x)	(65.4x)

Based on the 2021E EV/Sales and 2022E EV/Sales multiples calculated above, Rothschild & Co’s analysis of the relevant metrics of each of the selected public companies and ~~on~~ Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/Sales of 1.10x to 1.50x and 1.00x to 1.35x to the estimated sales of Veoneer for fiscal years 2021 and 2022, respectively, each as provided in the Company Projections, to reach a range of implied EVs for Veoneer for fiscal years 2021 and 2022. To calculate implied equity values, Rothschild & Co then ~~subtracted from~~ added to such implied EVs the ~~amount~~ $509 million of net ~~debt~~ cash of Veoneer as of June 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Veoneer. Rothschild & Co then divided such implied equity values by the number of fully diluted shares of Veoneer Common Stock, as provided and approved for Rothschild & Co’s use by the management of Veoneer, to reach the following reference ranges of implied value per share of Veoneer Common Stock, rounded to the nearest $0.25, as compared to the Merger Consideration:

Implied Value Reference Range Per Share of Veoneer Common Stock			Merger Consideration
2021E EV/Sales	$20.75	$26.75	$37.00
2022E EV/Sales	$22.25	$28.50

Selected Precedent Transactions Analysis

The first paragraph on page 70 of the proxy statement under the subsection entitled “The Merger Agreement—Opinions of Veoneer’s Financial Advisors— Rothschild & Co US Inc.— Summary of Rothschild & Co’s Financial Analyses— Selected Precedent Transactions Analysis” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Rothschild & Co performed a selected precedent transactions analysis in order to derive an implied per share equity value reference range for Veoneer from enterprise value multiples in merger or acquisition transactions involving other companies that occurred since 2015 and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. Using publicly available information, Rothschild & Co analyzed the enterprise value multiples in the fourteen (14) selected transactions listed in the table below, selected based on its professional judgment and experience and involving target companies that are automotive technology suppliers or diversified automotive suppliers with exposure to E/E systems that generally reflected business models, financial performance or other ~~similar~~ characteristics similar to Veoneer’s business operations.

Announcement Date	Target	Acquirer	EV/LTM Sales	EV/LTM EBITDA
August 2021	HELLA GmbH & Co. KGaA	Faurecia S.A.	1.05x	7.6x
Jan 2019	TomTom NV	Bridgestone Corporation	5.24x	12.7x
Oct 2018	Clarion Co Ltd	Faurecia SA	0.84x	9.5x
Jul 2018	AMETEK, Inc.	Motec GmbH	2.59x	n.a.
Mar 2018	Laird PLC	Advent International Corporation	1.28x	10.0x
Jul 2017	Alpine Electronics Inc.	Alps Electric Co., Ltd.	0.40x	8.3x
Mar 2017	Mobileye N.V.	Intel Corporation	41.0x1	n.m.[2]
Feb 2017	Orlaco Products BV	Stoneridge, Inc.	1.60x	n.a.
Jan 2017	PKC Group Plc	Motherson Sumi Systems Ltd	0.81x	11.5x
Nov 2016	Harman International Industries, Incorporated	Samsung Electronics Co., Ltd.	1.31x	10.3x
Feb 2016	TechniSat Digital GmbH	Preh Holding GmbH; Ningbo Joyson Electronic Corp.	0.56x	6.7x
Apr 2016	IEE S.A.	Aerospace Hi-tech Holding Group Co.	0.84x	9.4x
Jul 2015	HellermannTyton Group PLC	Delphi Automotive PLC	2.65x	13.2x
May 2015	Elektrobit Corporation	Continental AG	3.28x	26.7x
Mean			1.73x	11.4x
Median			1.28x	10.0x
Veoneer 2021 June LTM Sales Multiple~~2~~[3]			2.51x	n.m.
Veoneer 2021E Sales Multiple~~2~~[3]			2.23x	n.m.
1	Excluded for purposes of calculating the mean and median.
2	Negative multiples and EV/LTM EBITDA multiples over 100.0x denoted as “n.m.”
3~~2~~	Implied multiple at Merger Consideration price.

Based on its professional judgment and experience, Rothschild & Co deemed these transactions relevant to consider in relation to Veoneer and the Merger Agreement. No company, business or transaction used in this analysis is identical or directly comparable to Veoneer or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Veoneer or the Merger was compared.

For purposes of this analysis, Rothschild & Co calculated the EV/Sales and EV/EBITDA of the target company during the 12-month period (“LTM”) ending closest to the date of announcement of the transaction for which such information was publicly available. For companies where LTM financial information was not available, multiples were calculated using the annual sales of the target company.

Based on the EV/LTM Sales multiple calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/LTM Sales of 1.30x to 2.00x to the estimated sales of Veoneer for fiscal year 2021, as provided in the Company Projections, to reach a range of implied EVs for Veoneer. To calculate implied equity values, Rothschild & Co then ~~subtracted from~~ added to such implied EVs the $509 million ~~amount~~ of net ~~debt~~ cash of Veoneer as of June 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Veoneer. Rothschild & Co then divided such implied equity values by the number of fully diluted shares of Veoneer Common Stock, as provided and approved for Rothschild & Co’s use by the management of Veoneer, to reach the following reference range of implied value per share of Veoneer Common Stock, rounded to the nearest $0.25, as compared to the Merger Consideration:

Implied Value Reference Range Per Share of Veoneer Common Stock			Merger Consideration
EV/LTM Sales	$23.75	$34.50	$37.00

Discounted Cash Flow Analysis

The first paragraph on page 71 of the proxy statement under the subsection entitled “The Merger Agreement—Opinions of Veoneer’s Financial Advisors— Rothschild & Co US Inc.— Summary of Rothschild & Co’s Financial Analyses— Discounted Cash Flow Analysis” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Rothschild & Co performed a discounted cash flow (“DCF”) analysis for Veoneer in order to derive an implied per share equity value reference range for the entire Company if it were to remain an independent public company, and then compared this implied per share equity value reference range with the Merger Consideration provided for in the Merger Agreement. In this analysis, Rothschild & Co calculated a range of implied EVs by adding (i) the estimated unlevered, after-tax free cash flows that Veoneer was forecasted to generate for the ten- (10) year period from the end of fiscal year 2021 through the end of fiscal year 2030 and for the fifteen- (15) year period through the end of fiscal year 2035 based on the Company Projections provided by the management of Veoneer, respectively, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital (“WACC”) for Veoneer to (ii) the terminal value of Veoneer, after the application of a range of illustrative discount rates based on the estimated WACC for Veoneer. Rothschild & Co estimated the terminal value of Veoneer by applying an illustrative range of growth rates in perpetuity of one and a half percent (1.5%) to two and a half percent (2.5%), which Rothschild & Co selected using its experience and professional judgment, to the estimated unlevered after-tax free cash flows for the terminal period.

Unlevered, after-tax free cash flows for the terminal period were calculated as net operating profit after taxes (“NOPAT”) after application of the illustrative range of growth rates described above, less increases in net working capital, plus depreciation and amortization, less capital expenditures. Rothschild & Co used the mid-year discounting convention and applied a range of illustrative discount rates of ten and a half percent (10.5%) to twelve and a half percent (12.5%), based on an estimated WACC of eleven and a half percent (11.5%), which Rothschild & Co calculated using the traditional capital asset pricing model (“CAPM”).

Rothschild & Co calculated a range of implied equity values for Veoneer by ~~subtracted from~~ adding to the range of implied EVs the $509 million ~~amount~~ of Veoneer’s net ~~debt~~ cash as of June 30, 2021, as provided and approved for Rothschild & Co’s use by the management of Veoneer. Rothschild & Co then divided the ranges of implied equity values for Veoneer by the number of fully diluted outstanding shares of Veoneer Common Stock, as provided and approved for Rothschild & Co’s use by the management of Veoneer. These analyses indicated the following reference ranges of implied value per share of Veoneer Common Stock, rounded to the nearest $0.25, as compared to the Merger Consideration:

Implied Value Reference Range Per Share of Veoneer Common Stock			Merger Consideration
10-year DCF analysis	$24.25	$33.75	$37.00
15-year DCF analysis	$28.00	$39.00

Other Factors

The fourth  paragraph on page 71 of the proxy statement under the subsection entitled “The Merger Agreement—Opinions of Veoneer’s Financial Advisors— Rothschild & Co US Inc.— Other Factors” is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text and inserting the table shown below:

In rendering its opinion, for illustrative purposes only and not relied upon in reaching its conclusion, Rothschild & Co also reviewed and considered other factors, including:

•
historic closing prices of shares of Veoneer Common Stock, noting, as a reference point, that the closing price of shares of Veoneer Common Stock ranged from $14.64 to $40.46 in the fifty two- (52) week period preceding October 1, 2021, the last trading day prior to public announcement of the transaction;

•
based on information Rothschild & Co obtained from FactSet, twenty (20) selected equity analyst per share target prices for shares of Veoneer Common Stock as of October 1, 2021, noting that the range of these target prices was from $23.00 to $60.45 and the median of these target prices was $31.25~~; and~~  shown in the following table:

Institution	Price Target ($)	Date
DNB Markets	36.50(1)	8-Aug-21
Jefferies	23.00	22-Jul-21
Credit Suisse	37.00	18-Aug-21
UBS	31.25	29-Jul-21
Berenberg	31.25	26-Jul-21
Pareto Securities	60.45(1)	25-Jul-21
Kepler Cheuvreux	31.25	28-Jul-21
Deutsche Bank Research	25.00	23-Jul-21
Barclays	24.00	23-Jul-21
RBC	31.25	5-Aug-21
Cowen & Company	31.25	23-Jul-21
ABG Sundal Collier	30.80(1)	5-Aug-21
Carnegie	31.37(1)	5-Aug-21
Danske Bank	37.00	3-Sep-21
JP Morgan	24.00	23-Jul-21
Mizuho Securities	37.00	1-Sep-21
Nordea Equity Research	36.64(1)	6-Sep-21
Evercore ISI	31.25	29-Jul-21
Handelsbanken	35.00	25-Jul-21
SEB Group	33.65(1)	8-Sep-21
(1) Converted from SEK to USD at an exchange rate of 0.11 SEK/USD

•
; and the premiums paid in one hundred and three (103) selected precedent transactions, involving U.S. targets announced over the last five (5) years with implied enterprise values between $1 billion and $5 billion (excluding oil and gas and real estate transactions) for cash only, noting that the first (1st) and third (3rd) quartile of premiums paid in these selected transactions relative to the target company’s closing stock price on the day prior to public announcement of the transaction, ranged from fourteen point three percent (14.3%) to sixty three point eight percent (63.8%) and based on the first (1st) and third (3rd) quartile premiums noted above and Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of premiums of fifteen percent (15%) to sixty five percent (65%) to the closing price per share of Veoneer Common Stock on July 22, 2021, the resulting range of implied prices was $23.00 to $33.00 per share of Veoneer Common Stock.

Projections Provided by Veoneer’s Management

The tables on page 73 and 74 of the proxy statement under the section entitled “The Merger—Projections Provided by Veoneer’s Management” are amended and restated in its entirety as follows:

The following tables presents a summary of the Company Projections based on the Veoneer business plan and underlying planning assumptions:
	Business Plan			Extrapolations
	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
	($ MM)
Active Safety	969	1,275	1,677	1,983	2,333	2,693	3,139	3,574	3,987	4,411
RCS & Other Niche Products(1)	852	928	982	936	953	967	982	996	1,011	1,026
Brake Control Systems	30	7	2	-	-	-	-	-	-	-
Net Sales	1,850	2,210	2,661	2,919	3,286	3,661	4,120	4,570	4,998	5,438
Direct Costs	(1,328)	(1,563)	(1,849)	(1,989)	(2,194)	(2,402)	(2,658)	(2,908)	(3,146)	(3,390)
Production Overhead (POH)	(225)	(241)	(257)	(275)	(309)	(345)	(389)	(431)	(472)	(514)
Gross Profit	297	406	555	655	783	913	1,074	1,231	1,381	1,534
Research, Development & Engineering	(459)	(427)	(414)	(413)	(415)	(416)	(468)	(524)	(576)	(631)
SG&A and Other Inclusions / Exclusions	(169)	(166)	(165)	(166)	(168)	(171)	(173)	(176)	(179)	(192)
Operating Income	(331)	(187)	(23)	76	200	327	432	531	625	711
Depreciation and Amortization	123	123	129	122	138	155	176	196	215	234
EBITDA(2)	(208)	(64)	106	198	338	482	608	727	840	946
Δ Net Working Capital	(37)	(18)	(23)	(13)	(18)	(19)	(23)	(22)	(21)	(22)
Capital Expenditures	(91)	(105)	(85)	(122)	(138)	(155)	(176)	(196)	(215)	(234)
Cash Tax Expense(3)	-	-	-	-	-	-	-	-	(134)	(171)
Unlevered Free Cash Flow(4)	(336)	(187)	(2)	63	181	308	409	509	470	519

Source: Veoneer | Note: Certain figures may be subject to rounding.

***

In addition, a 15-year version of the Company Projections was prepared using the following additional extrapolations:

	Extrapolations
	2031E	2032E	2033E	2034E	2035E
	($ MM)
Active Safety	4,804	5,150	5,430	5,633	5,746
RCS & Other Niche Products	1,042	1,057	1,073	1,089	1,106
Brake Control Systems	-	-	-	-	-
Net Sales	5,846	6,207	6,504	6,722	6,851
Direct Costs	(3,617)	(3,818)	(3,983)	(4,105)	(4,177)
Production Overhead (POH)	(552)	(587)	(615)	(636)	(648)
Gross Profit	1,676	1,802	1,906	1,982	2,026
Research, Development & Engineering	(681)	(725)	(762)	(788)	(804)
SG&A and Other Inclusions / Exclusions	(206)	(219)	(229)	(237)	(241)
Operating Income	789	858	915	957	982
Depreciation and Amortization	253	269	282	292	297
EBITDA	1,042	1,127	1,197	1,248	1,279
Δ Net Working Capital	(20)	(18)	(15)	(11)	(6)
Capital Expenditures	(253)	(269)	(282)	(292)	(297)
Cash Tax Expense	(189)	(206)	(220)	(230)	(236)
Unlevered Free Cash Flow	579	634	680	716	740

Source: Veoneer | Note: Certain figures may be subject to rounding.

(1)	RCS & Other Niche Products includes Brake Control ECU / PCB sales: 2021: $62m, 2022: $48m, 2023: $46m.
(2)	EBITDA is defined for purposes of the Company Projections as operating income plus depreciation and amortization.
(3)	~$10-15m of yearly cash taxes in certain jurisdictions excluded due to its minor impact on the 15-year cash flow valuation analysis.
(4)
Unlevered Free Cash Flow is defined for purposes of the Company Projections as EBITDA (as defined in Note 1 above), less changes in net working capital, less capital expenditures and less tax expenses.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in connection with the proposed acquisition of Veoneer pursuant to a definitive Agreement and Plan of Merger (the “merger agreement”) between Veoneer, Qualcomm Incorporated (“Qualcomm”), SSW HoldCo LP (“SSW”) and SSW Merger Sub Corp, a Delaware corporation and a direct, wholly owned subsidiary of SSW. In connection with the proposed merger, Veoneer has filed relevant materials with the United States Securities and Exchange Commission (SEC), including a proxy statement which will be mailed or otherwise disseminated to Veoneer’s stockholders. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VEONEER AND THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about Veoneer or the proposed merger, once such documents are filed with the SEC, free of charge at the SEC’s website at www.sec.gov, or from Veoneer at https://www.veoneer.com/en/investors or by directing a request to Veoneer’s Investor Relations Department at thomas.jonsson@veoneer.com.

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Veoneer Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The reader is cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Risks and uncertainties include, but are not limited to: (i) the merger may involve unexpected costs, liabilities or delays; (ii) the failure to satisfy the conditions to the consummation of the transaction, including approval of the merger by Veoneer’s stockholders and the receipt of certain governmental and regulatory approvals on the terms or at the timing expected; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (v) risks related to diverting management attention from ongoing business operations; (vi) the business of Veoneer may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; and (vii) the outcome of any legal proceedings that may be instituted against Veoneer or Qualcomm and SSW related to the merger agreement or the transaction contemplated thereby. The foregoing list of factors is not exhaustive. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Veoneer’s financial condition, results of operations, credit rating or liquidity.

You should carefully consider the foregoing factors and the other risks and uncertainties relating to Veoneer described in Veoneer’s Annual Report on Form 10-K for the most recently completed fiscal year, and other reports and documents filed by Veoneer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these filings are available online at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Veoneer assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Veoneer does not give any assurance that it will achieve its expectations.